Exhibit 10.17

AMENDMENT to the AGREEMENT dated 16th July, 1986, between Lincoln Resources Inc. and Richard Haslinger of Fort St. James, B.C. shall be amended as follows:

Section 3.                                           Right of Lincoln to Extend, Clause (a.) paragraph (vi.) (v.) shall be deleted and amended as follows:

Lincoln when not in default, may extend the time within which it may enter upon and explore and develop the Mining Lands heretofore as granted:

(v)                                 to the 31st day of December, 1988, upon payment of the sum of sixty thousand ($60,000.00) dollars on or before the 1st day of August, 1988, which payment hereby is acknowledged has been made.

(vi)                              to the 31st day of December, 1989, upon payment of $10,000.00 on or before December 31st, 1988.

(vii)                           to the 31st day of December, 1990, upon payment of $20,000.00 on or before December 31st, 1989.

(viii)                        to the 31st day of December, 1991, upon payment of $30,000.00 on or before December 31st, 1990.

(ix)                              to the 31st day of December, 1992, upon payment of $50,000.00 on or before December 31st, 1991.

(x)                                 to the 31st day of December, 1993, upon payment of $60,000.00 on or before December 31st, 1992.

(xi)                              to the 31st day of December, 1994, upon the payment of $500,000.00 on or before December 31st, 1993, whereupon a 100% interest in all right, title, and minerals of the claims shall be vested to Lincoln subject to the 2% net smelter returns of Clause 7.

Clause 7, Payment of Net Smelter Returns.

Said clause shall be modified as follows:

An advance royalty, to be deducted from the operating royalty, shall be due and payable annually starting in the year 1995.  Said advance royalty payment shall be $20,000.00 per year until commercial production is achieved.

Said advance royalty will be paid annually on the 31st day of December of each year.

Commercial production shall be defined as per Schedule “B” of the July 16th, 1986, option agreement.

Said advance royalty payments shall be deducted from the regular production royalty.

This Agreement shall be formally typed and resubmitted for signature, nevertheless, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

For UNITED LINCOLN RESOURCES INC.

(signature on file)
D. J. Copeland, Director

(signature on file)	(signature on file)
Richard Haslinger	WITNESS

ref: agree-rh/